Exhibit 99.1

NOVASTAR FINANCIAL, INC.

MONTHLY LOAN ORIGINATION DATA

(dollars in thousands)

(unaudited)

	For the Month Ended June 30,				For the Six Months Ended June 30,
	2005	As a % of Total	2004	As a % of Total	2005	As a % of Total	2004	As a % of Total
Non-conforming production volume
Non-conforming
Wholesale	$730,436	79%	$496,260	68%	$3,299,912	77%	$2,466,998	66%
Correspondent/Bulk	45,343	5%	40,535	5%	312,578	7%	245,206	6%
Retail *	146,341	16%	194,240	27%	692,993	16%	1,049,716	28%

Total non-conforming production volume	$922,120	100%	$731,035	100%	$4,305,483	100%	$3,761,920	100%

# of funding days in the month	22		21		126		125

Average originations per funding day	$41,915		$34,811		$34,170		$30,095

Retail production volume *
Non-conforming
Sold to non-affiliates	$42,423	18%	$219,606	33%	$436,416	28%	$1,083,939	29%
Retained by NMI	146,341	61%	194,240	30%	692,993	45%	1,049,716	28%

Total non-conforming	188,764	79%	413,846	63%	1,129,409	73%	2,133,655	57%

Conforming/Government	52,102	21%	239,165	37%	407,828	27%	1,641,115	43%

Total retail production volume	$240,866	100%	$653,011	100%	$1,537,237	100%	$3,774,770	100%

*	Branch production volumes are considered a part of our retail operations and are included within the retail production volumes shown above.

NOVASTAR FINANCIAL, INC.

SELECTED NON-CONFORMING LOAN ORIGINATION DATA

(Unaudited)

	For the Month Ended 6/30/2005				For the Month Ended 5/31/2005				For the Month Ended 4/30/2005
	Weighted Average Coupon	Weighted Average LTV	Weighted Average FICO	Percent of Total	Weighted Average Coupon	Weighted Average LTV	Weighted Average FICO	Percent of Total	Weighted Average Coupon	Weighted Average LTV	Weighted Average FICO	Percent of Total
Summary by Credit Grade
660 and above	7.07%	83.9%	703	34%	7.16%	83.6%	702	34%	7.32%	83.2%	700	33%
620 to 659	7.35%	83.4%	639	25%	7.35%	82.0%	639	24%	7.52%	82.9%	639	23%
580 to 619	7.65%	82.4%	600	19%	7.66%	81.8%	600	18%	7.78%	82.6%	599	19%
540 to 579	8.19%	81.0%	560	15%	8.28%	80.8%	558	17%	8.30%	80.0%	560	18%
539 and below	8.81%	77.8%	528	7%	9.01%	79.3%	529	7%	8.93%	78.3%	528	7%

	7.54%	82.6%	634	100%	7.62%	82.1%	632	100%	7.74%	82.1%	630	100%

Summary by Program Type
2-Year Fixed	7.77%	83.2%	612	57%	7.82%	83.1%	612	57%	7.89%	83.1%	612	61%
2-Year Fixed Interest-only	6.88%	81.9%	673	21%	6.95%	81.6%	670	19%	7.11%	81.7%	672	18%
3-Year Fixed	7.19%	80.3%	624	1%	7.65%	80.4%	621	2%	7.28%	81.7%	646	1%
3-Year Fixed Interest-only	6.57%	82.1%	673	1%	6.16%	78.5%	658	1%	6.67%	71.7%	676	1%
5-Year Fixed	6.98%	80.9%	675	0%	6.64%	78.8%	670	0%	7.22%	72.3%	651	1%
5-Year Fixed Interest-only	6.87%	80.4%	682	0%	6.75%	78.9%	666	0%	6.85%	77.0%	668	0%
15-Year Fixed	8.09%	78.9%	646	2%	7.94%	76.6%	648	2%	8.29%	78.5%	637	2%
30-Year Fixed	7.17%	77.1%	642	12%	7.25%	75.5%	641	14%	7.27%	75.2%	634	12%
30-Year Fixed Interest-only	6.89%	79.2%	679	1%	6.88%	79.6%	671	0%	6.72%	75.9%	681	0%
Other Products	8.71%	94.3%	681	5%	9.09%	94.5%	677	5%	10.10%	96.8%	674	4%

	7.54%	82.6%	634	100%	7.62%	82.1%	632	100%	7.74%	82.1%	630	100%